UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Board of Directors of Vitesse Semiconductor Corporation (the “Corporation”) has adopted a Fiscal Year 2009 Executive Bonus Plan (the “Plan”) to provide members of the executive staff of the Corporation with the opportunity to earn incentive bonuses based on 1) the Corporation’s attainment of specific financial performance objectives for the fiscal year (“EBITDA Bonus”) and 2) the executive’s achievement of designated personal goals (“Goals Bonus”).  Awards under the Plan may be made only to “Eligible Persons,” which is defined to be any “officer,” as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 (except the President/Chief Executive Officer), and any vice-president who is a member of the Corporation’s executive staff.  Any bonus for employees who become “Eligible Persons” after the beginning of fiscal year 2009 will be prorated.

The EBITDA Bonus will be based on the Corporation achieving a certain level of Adjusted EBITDA (as defined below) during the fiscal year.  The EBITDA Bonus will be calculated by multiplying a participant’s Base Salary (as defined) by the EBITDA Factor.  The EBITDA Factor can range from 0% to 13.3%, depending on the Adjusted EBITDA achieved by the Corporation.  The Goals Bonus will be based upon the participant achieving certain individual personal goals established by the Chief Executive Officer of the Corporation.  The Goals Bonus provides a higher level of bonus payout for achieving the personal goals (3 x (Base Salary x EBITDA Factor) x (percentage of goals attained)).  Whether a participant has attained a personal goal in whole or in part shall be determined by the Chief Executive Officer of the Corporation in his or her sole discretion.

Bonus payments, if earned, will be paid by the end of the first quarter of Fiscal Year 2010, or as soon as practicable after determination and certification of the actual financial performance levels for the year and grant of approval by the Compensation Committee of the Board of Directors of the Corporation in a duly held meeting, but, in no event, later than March 15, 2010.  A participant’s right to receive a bonus will become vested if the participant is continuously employed by the Corporation without performance deficiencies until September 30, 2009.

“Adjusted EBITDA” is defined under the Plan as net income before interest, expenses for taxes, depreciation, amortization, deferred stock compensation, and non-recurring professional fees.  The Compensation Committee of the Board of Directors of the Corporation may, from time-to-time, make other exceptions to the definition as it deems appropriate with respect to unusual or non-recurring events such as balance sheet adjustments, mergers, acquisitions, and divestitures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2009

VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ MICHAEL B. GREEN
Michael B. Green
Vice President, General Counsel and
Secretary